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                          SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement

[_] Definitive Proxy Statement

[_] Definitive Additional Materials

[X] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                    American Industrial Properties REIT
              ------------------------------------------------
              (Name of Registrant as Specified In Its Charter)


                    American Industrial Properties REIT
              ------------------------------------------------
                 (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (check the appropriate box):

[_] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

    (4) Proposed maximum aggregate value of transaction:
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*  Set forth the amount on which the filing fee is calculated and state how it was determined.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

Notes:



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                        AMERICAN INDUSTRIAL PROPERTIES

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                                     REIT
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                                                                 7 NOVEMBER 1994
Dear Fellow Shareholder:

     As you know, the Trust's Annual Meeting of Shareholders this year is scheduled to be held on November 21, 1994, in Dallas, Texas. We hope that many of you will be able to attend. For those of you who have not yet returned your proxy card, we would like to encourage you to mail your WHITE PROXY CARD today so that it will be received in time to be counted at the meeting. Please remember to sign and date your proxy. If you wish to reconsider a previous vote, your latest dated proxy will supersede any previous proxy cards submitted.

     Over the past several weeks, we have received many telephone calls from shareholders seeking to sort through the issues raised in the current proxy campaign. We welcome these calls and have been gratified by the strong interest expressed by many shareholders. If there are any questions that you would still like to have addressed, please call us at (800) 550-6053 and ask for me directly. I look forward to speaking with you.

     We believe the issues in our current proxy contest are straightforward. We are seeking to re-elect our Trust Managers and ratify our independent auditors. We believe the current Trust Managers deserve your support because:

          . The operating performance of the Trust is improving. Funds from Operations were $344,000 in the Third Quarter of 1994 as opposed to $16,000 for the same period a year ago. The net operating income of the Trust's properties has now increased for five consecutive quarters since the Trust put its new management team in place in mid-1993. Despite what Paul Koether would mislead you into believing, Funds from Operations is the most widely used measure of operating performance in the real estate investment trust industry -- not Net Income and Loss -- for the obvious reason that Net Income and Loss includes deductions for non-cash expenses such as depreciation and the like.

          . The progress we are making in the recapitalization of the Trust should not be derailed. We anticipate the Trust will soon be closing on the $14,500,000 financing commitment from AMRESCO Capital Corporation that will be used to eliminate the remaining outstanding Zero Coupon Notes from the Trust's capital structure, thus lowering the Trust's cost of capital while increasing its operating and financing flexibility.

We believe these changes are critical to the Trust and its ability to reinstate distributions to shareholders at the earliest possible opportunity.

     In contrast, we believe that Paul Koether and his group at American Holdings, Inc., have given you little reason to support their agenda. In our opinion, they have changed their story repeatedly and have provided little if any information on their plans for you and the Trust. As we expected, much of their material has been highly negative and personal, consisting of little more than criticism for events that took place long before they began acquiring their shares less than a year ago. They have continually resorted to the use of "unnamed" sources for much of


          6220 North Beltline  Suite 205  Irving, Texas 75063-2656
                       (214) 550-6053  Fax (214) 550-6037
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their propaganda. Finally, they have tried to pretend that their interests are the same as those of the majority of the Trust's shareholders, but we believe they are out solely to further their own agenda.

     Proxy contests unfortunately are distracting and expensive. We want to assure you, however, that we have remained focused on our business of enhancing the performance and value of the Trust and its properties, which we believe is reflected in the improved Funds from Operations recently reported for the Trust. We will continue to focus on our real estate business, and will spend only as much time on this proxy contest as is necessary to ensure that you and the other shareholders of the Trust are being provided with sufficient information to discern who - your Trust Managers or Paul Koether - will truly look out for your and the Trust's best interests.

     Once again, we appreciate your confidence as we work through this process. Please remember, if you have not returned your WHITE PROXY CARD, do so today. We look forward to building on the progress made by the Trust over the past year.

On behalf of your Trust Managers,

/s/ Charles W. Wolcott

Charles W. Wolcott
President

================================================================================
                                   IMPORTANT

     1. Be sure to vote only on the WHITE PROXY CARD. WE URGE YOU NOT TO SIGN ANY BLUE PROXY CARDS YOU RECEIVE FROM AMERICAN HOLDINGS OR ITS ASSOCIATES.

     2. If your shares are held in "street name," only your broker or banker can vote your shares and only upon receipt of your specific instructions. Please return the WHITE PROXY CARD in the envelope provided or contact the person responsible for your account and instruct that individual to vote a WHITE PROXY CARD on your behalf today.

     3. If you have executed American Holdings' blue proxy card, you have every right to change your vote by signing, dating and returning the enclosed WHITE PROXY CARD. Any proxy may be revoked by a later-dated proxy. ONLY YOUR LATEST-DATED PROXY WILL COUNT AT THE ANNUAL MEETING OF SHAREHOLDERS.

     4. If you have any questions or need assistance in voting your shares, please feel free to contact me, Charles Wolcott, at our toll-free number, 1-800-550-6053, or contact D.F. King & Co., Inc. at 1-800-669-
         5550.

                                       2


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                      AMERICAN INDUSTRIAL PROPERTIES REIT

  THIS PROXY IS SOLICITED ON BEHALF OF THE TRUST MANAGERS OF THE TRUST FOR THE
                  ANNUAL MEETING TO BE HELD NOVEMBER 21, 1994

P   The undersigned hereby appoints William H. Bricker and Charles W. Wolcott,
R   or either of them, as Proxies, each with the power to appoint his
O   substitute, and hereby authorizes either of them to represent and to vote
X   all of the undersigned's Shares of Beneficial Interest in the Trust held of
Y record on September 29, 1994, at the Annual Meeting of Shareholders to be held on November 21, 1994 or at any postponements or adjournments thereof, on the proposals as directed.

    Proposal 1. Election of Trust          Nominees: William H. Bricker
                Managers.                            Raymond A. Hay
                                                     Charles W. Wolcott

    Proposal 2. Ratification of the
                selection of Ernst &
                Young as independent
                auditors.

    Proposal 3. In their discretion, on
                such other matters as may
                properly come before the
                Annual Meeting or any
                postponements or
                adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DESCRIBED ABOVE. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE FIRST AND SECOND PROPOSALS AND AT THE DIRECTION OF THE PROXIES WITH RESPECT TO THE THIRD PROPOSAL. PLEASE SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES ON THE REVERSE SIDE.

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[X]  PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.

     SHARES IN YOUR NAME   REINVESTMENT SHARES


                                                      FOR     WITHHELD
1. Election of Trust Managers                         / /       / /
   (see reverse).

                                                     FOR  AGAINST  ABSTAIN
2. Ratification of appointment of                    / /    / /      / /
   Ernst & Young as independent auditors

                                                     FOR  AGAINST  ABSTAIN
3. In their discretion, on such other                / /    / /      / /
   matters as may properly come before the
   Annual Meeting or any postponements or
   adjournments thereof.

For, except vote withheld from the following nominee(s):

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THE TRUST MANAGERS RECOMMEND A VOTE FOR ITEMS 1 AND 2.

SIGNATURE(S) ________________________ DATE ____________________________________

SIGNATURE(S) ________________________ DATE ____________________________________

NOTE: PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. JOINT OWNERS SHOULD EACH
      SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.
      IF THE SIGNOR IS A CORPORATION, PLEASE SIGN THE FULL CORPORATE NAME, BY DULY AUTHORIZED OFFICER.